POWER OF ATTORNEY

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Robert E. Alderson,

Michelle Graul and Adam Holland, signing individually,

the undersigned's true and lawful attorney-in-fact to:

(i) execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director or trustee of Kirkland's, Inc. (the "Company"), Form ID and Forms 3, 4, and 5 in

accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of

the undersigned which may be necessary or desirable to complete and execute any such Form ID and Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and

any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of such

attorney-in-fact, may be of benefit to, in the best interest of,

or legally required by, the undersigned, (including, without limitation,

signing and filing any Form 144 on behalf of the undersigned)it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's

discretion.

The undersigned hereby grants to each such attorney-

in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein

granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of

substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's

substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming,

any of the undersigned's responsibilities to comply with Section

16 of the Securities Exchange Act of 1934.

This Power of Attorney supersedes and replaces any prior

instruments executed by the undersigned which grant a power of attorney to any person in connection with the subject matter of this Power of Attorney, and any authority granted pursuant to any such prior power of attorney is hereby revoked effective as of the date hereof.  This revocation shall not affect the validity of any act properly carried out by my lawfully appointed attorneys-

in-fact prior to the date hereof.

This Power of Attorney shall remain in full force and

effect until the undersigned is no longer required to file Forms

3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed as of this 13th day of September,

2011.

/s/ W. Michael Madden

PHLEGAL: #1737349 v1 (118JP01!.DOC)

PHLEGAL: #1737349 v1 (118JP01!.DOC)

PHLEGAL: #1737349 v1 (118JP01!.DOC)